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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement of Onconova Therapeutics, Inc. on Form S-8 (No. 333-191161 and No. 333-194228) of our report dated May 2, 2013, except for the third paragraph of Note 18, for which the date is July 17, 2013, on our audit of the financial statements for the year ended December 31, 2011, which report is included in this Annual Report on Form 10-K to be filed on or about March 20, 2014.

EISNERAMPER LLP
Iselin, New Jersey
March 20, 2014

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm